Investor, Customer and Employee Q&A

Dated September 25, 2009

General Matters
Q:	What did the company announce?
A:
We announced that we entered into a merger agreement with Project Skyline Intermediate Holding Corporation, or Platinum, which is affiliated with Platinum Equity Capital Partners II, L.P., a private investment fund.  Under the terms of the merger agreement, we agreed to be acquired by Platinum for $6.50 per share in cash, representing approximately $64.6 million in equity value.  We refer to the acquisition of our company by Platinum as the "Platinum merger" and the agreement we signed with Platinum as the "Platinum merger agreement."

The signing of the Platinum merger agreement followed the determination by our board of directors that the terms of the Platinum merger agreement are superior to the terms of the merger agreement that we entered into on May 19, 2009 with Hebron LLC, a company controlled by David B. Pomeroy, II, as amended, and as proposed by Hebron LLC to be further amended.

Our board of directors is recommending the Platinum merger to our stockholders.  The transaction represents an opportunity for our stockholders to immediately realize liquidity for their investment and provides certainty of value for their shares.  While the transaction is a significant change for our company, we believe our objectives, strategies and values will not change and expect to continue the growth of our business.  Platinum will be making a large financial investment and has communicated to us its interest in growing our company and achieving success.

Q:	Did Hebron LLC receive a termination fee?
A:	Yes. In accordance with the merger agreement with Hebron LLC, we paid a termination fee of approximately $1.0 million to Hebron LLC.
Q:	Will the company remain public?
A:
Immediately following the closing of this transaction, which we refer to as the "closing," all of our common stock will be owned by Platinum.  Our common stock will cease to be listed on NASDAQ and we will cease filing reports required of public companies by the SEC.  As a private company, our stock will no longer be available to public investors.

Q:	Why did the board decide to sell the company?
A:
We are committed to serving three primary constituents – our stockholders, our customers and our employees.  We believe becoming a private company will provide numerous benefits for our stockholders, our customers and our employees, including:

• Liquidity to stockholders at a significant premium to recent trading prices.  The $6.50 per share price represents a one-month premium of 83.1% over our average closing share price and a three month premium of 81.0% over our average closing share price, in each case, for the trading period ending May 19, 2009, the date before we announced entering into the merger agreement with Hebron LLC.
• Greater flexibility to manage with a long-term perspective.
• Relief from requirements to disclose publicly information which puts us at a disadvantage to our non-public competitors.
• The reduction in expenses associated with being a public company, including legal, accounting, investor relations, insurance, stock exchange and transfer agent costs, will allow us to compete more effectively in the marketplace and add value to our customers and employees.

Q:	When will the transaction be completed?
A:
The merger agreement provides that either party may terminate the agreement if the closing of the transaction does not occur on or before December 31, 2009.  Our goal is to close the transaction as soon as practical and, if possible, by the middle of November 2009.

Q:	What are the next steps?
A:
In the coming weeks, we will file an amended preliminary proxy statement with the SEC.  This filing will contain information about the transaction and the stockholder meeting we will hold at which our stockholders will vote on the transaction.  Once the SEC's review of the preliminary proxy statement is complete, we will file a definitive proxy statement with the SEC and mail it to our stockholders.

The Platinum merger will close if it is approved by the holders of a majority of the outstanding shares of our common stock and other closing conditions are satisfied.

Q:	How was the purchase price determined?
A:
The purchase price of $6.50 was determined following arms’ length negotiations between our special committee, assisted by its financial and legal advisors, and Platinum, assisted by its legal advisors.  Agreement on the $6.50 price followed a lengthy process where Platinum and Hebron LLC made competing bids to acquire our company.  The special committee also received a fairness opinion from financial advisor Houlihan Lokey.

Q:	What happened to the merger agreement with Hebron LLC?
A:
We originally entered into a merger agreement to be acquired by Hebron LLC, a company controlled by David B. Pomeroy, II.  We terminated that agreement because we received a proposal from Platinum that the special committee and our board of directors deemed a superior proposal.  Hebron LLC's proposal to amend the merger agreement to increase the price to a price below $6.50 per share did not change the board's view.  Further information about the transaction and related discussions with Platinum, Hebron LLC, and other parties that expressed interest in acquiring our company will be provided in the proxy statement.

Q:	Can the company continue to receive other offers?
A:
If our company receives an unsolicited acquisition proposal from another third party prior to the meeting of stockholders at which the transaction is approved, and our board determines that its legal duties require it to consider such acquisition proposal and certain other requirements are satisfied, our special committee may negotiate with such third party.

If our board determines that any unsolicited acquisition proposal is reasonably likely to lead to a superior proposal that the board would recommend to stockholders, then Platinum will have three business days after notice of such board determination to adjust the terms of the Platinum merger agreement so that the other party’s proposal is no longer a superior proposal.  If Platinum does not agree to so adjust the merger agreement and we enter into a transaction with a third party, we would be obligated to pay Platinum a $2.6 million termination fee.

Q:	How can I obtain more information about the transaction?
A:	More information will be made available in the proxy statement.

Employee Matters
Q:	What will happen to the company's employees and operations?
A:
Platinum is making a large investment in our company.  Platinum has advised us that it intends to strengthen our company’s historical core principles that will guide our business while Platinum and our company's management implement a plan designed to grow our business in the future.  Platinum believes, as do we, that our employees bring a wealth of experience and knowledge to this business.  We do not expect this transaction to result in significant changes in the number of our employees.

Q:	Will there be any changes to employee compensation?
A:
We do not expect the change in ownership to have a material impact on current compensation levels.  All existing employment contracts will remain in force after the closing of the transaction, subject to their terms.

Q:	Will there be any changes to my benefits?
A:	We are not aware of any plans to change the benefits provided to our employees.
Q:	What happens to my current options?
A:
The vesting of all outstanding options will accelerate in connection with the merger.  All option holders will receive a notice before the estimated closing date of the merger.  All options may be exercised at any time during the 15-day period after you receive such notice.  Upon the closing of the merger, all outstanding options not previously exercised will be cancelled.  In exchange for such cancellation, each option holder will receive a single lump sum cash payment equal to the "in-the-money" value, if any, of such options as fully vested, based on the $6.50 acquisition price, less applicable withholding taxes.  Options that are "out-of-the-money" – that is, having an exercise price per share that is equal to or greater than $6.50 – will be canceled at the closing of the merger without payment to holders of those options.

To illustrate the agreed treatment for options, assume that Employee A has two options grants.  Option 1 is for 10,000 shares at an exercise price of $7.00 per share, and is 100% vested as of May 1, 2009.  Option 2 is for 12,000 shares at an exercise price of $3.50 per share, and is 25% vested as of May 1, 2009.  All options under both Option 1 and Option 2 that have not been exercised and that have not expired as of the closing of the merger will be canceled at the closing.  Because Option 2 is "in-the-money" and assuming no exercises or expirations, Employee A will be entitled to $36,000 at the closing, reduced by applicable withholding taxes.  That dollar amount is calculated by multiplying the 12,000 shares in Option 2 by the $3.00 difference between $6.50 and $3.50.  Because Option 1 is out-of-the-the-money, it will have no value at the closing.

Employee A could, if he or she chooses, exercise both Option 1 and Option 2 at any time before the closing to the extent such options are exercisable.

Q:	Can I still exercise vested options before the transaction is closed?
A:	Yes, any vested stock options may be exercised, unless you are prohibited from doing so under other company policies.
Q:	What can I say to friends, colleagues and family, if they ask me questions?
A:
You may speak openly about the transaction and the information you've been provided as long as it is in the public domain.  This Q&A document will be in the public domain.  Some employees may be privy to non-public information and they must keep that information confidential as always.

Q:	Whom do I ask if I have additional questions?
A:
We will share additional information in the proxy statement and in other announcements and discussions from time to time.  We may publish a supplemental Q & A document as more questions arise.  Please send any additional questions to knelson@pomeroy.com or ask Kristi Nelson, our Senior Vice President of Human Resources and General Counsel.

Customers and Partners
Q:	How will this transaction affect customers?
A:
We do not expect this transaction to affect our customers, either before or after the transaction closes.  Customers can continue to expect the superior products and the superior levels of service we offer.

Q:	How will this affect our partners?
A:
We do not expect this transaction to affect our partners, either before or after the transaction closes.  Our partners can expect us to continue to provide superior value for them as they work with us to serve our customers.

Additional Information and Where to Find It

The Company has filed with the SEC a Schedule 13E-3, a preliminary proxy statement and one amendment to each such document in connection with its previous merger with Hebron LLC, Desert Mountain Acquisition Corp. and David B. Pomeroy, II.  The Company plans to file a second amendment to the preliminary proxy statement in connection with the agreement to merge with the Platinum Equity affiliate.  The Company plans to file a definitive proxy statement with the SEC and mail such definitive proxy statement to stockholders of record on the record date for the meeting at which stockholders will be asked to adopt the merger agreement with the Platinum Equity affiliate.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by us with the SEC, including the preliminary proxy statements, at the SEC's web site at http://www.sec.gov.  Free copies of the definitive proxy statement, when it becomes available, and the Company's other filings with the SEC may also be obtained from the Company by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company's stockholders with respect to the proposed merger.  Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company's common stock as of August 5, 2009 is also set forth in the first amendment to the preliminary proxy statement filed with the SEC on August 20, 2009.  Additional information regarding the interests of such potential participants may be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this document other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by the Company's stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company's reports filed with the SEC, including the Company's Annual Report on Form 10–K for the year ended January 5, 2009, as amended, and the Company's Quarterly Reports on Form 10-Q for the quarters ended April 5, 2009, as amended, and July 5, 2009. This document speaks only as of its date, and we disclaim any duty to update the information herein.